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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 22, 1997 (except for the pooling of interests with Control Resources Corporation and other 1997 acquisitions described in Note 4, which is as of May 29, 1997, and except for the second paragraph of Note 1 which is as of September 26, 1997) which appears in the Current Report on Form 8-K dated October 17, 1997. We also consent to the reference to us under the heading "Experts."

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

San Jose, California
January 29, 1998